EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Registration Statement of Goody’s Family Clothing, Inc. on Form S-8 of our report dated March 18, 2002, incorporated by reference in the Annual Report on Form 10-K of Goody’s Family Clothing, Inc. for the year ended February 2, 2002.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 23, 2002